Exhibit 10.4



                                Form of Release

          1. I, Lawrence S. Davis am a participant in the NYMAGIC, Inc. Executive Severance Pay Plan, effective January 31, 2000. The Plan governs the terms of my termination of employment with NYMAGIC, Inc. (the "Company"). Pursuant to the terms of the Plan, I will receive certain severance payments, as described in the Plan, provided that I sign this Release.

          2. In consideration of the severance payments described in the Plan, I, on behalf of myself, my heirs, agents, representatives, predecessors, successors and assigns, hereby irrevocably release, acquit and forever discharge the Company and each of its respective agents, employees, representatives, parents, subsidiaries, divisions, affiliates, officers, directors, shareholders, investors, employees, attorneys, transferors, transferees, predecessors, successors and assigns, jointly and severally of and from any and all debts, suits, claims, actions, causes of action, controversies, demands, rights, damages, losses, expenses, costs, attorneys' fees, compensation, liabilities and obligations whatsoever, suspected or unsuspected, known or unknown, foreseen or unforeseen, arising at any time up to and including the date of this Release, save and except for the parties' obligations and rights under the Plan. In recognition of the consideration set forth in the Plan, I hereby release and forever discharge the Company from any and all claims, actions and causes of action, I have or may have as of the date of this Release, including, but not limited to (a) claims, actions and causes of action arising out of my employment relationship with the Company,
(b) my termination in Employment Act of 1967 ("ADEA"), Title VII of the Civil Rights Act of 1964, the Rehabilitation Act of 1973, the Americans With Disabilities Act of 1990, the Civil Rights Act of 1866, the Civil Rights Act of 1991, Employee Retirement Income Security Act of 1974, the Family and Medical Leave Act of 1993, and any other applicable federal, state or local law, whether such claim arises under statute or common law and whether or not I am presently aware of the existence of such claim, damage, action and cause of action, suit or demand. By signing this Release, I hereby acknowledge and confirm the following: (a) I was advised in writing by the Company in connection with my termination to consult with an attorney of my choice prior to signing this Release, including, without limitation, the terms relating to my release of claims arising under ADEA and any other law, rule or regulation referred to above; (b) I was given a period of not fewer than 21 days to consider the terms of this Release and to consult with an attorney of my choosing with respect hereto; and (c) I am providing the release and discharge set forth in this paragraph only in exchange for consideration in addition to anything of value to which I was already entitled.




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          3.     This Release may be revoked by me within the 7-day period
commencing on the date I sign this release (the "Revocation Period"). In the event of any such revocation, all obligations of the Company to me under the Plan will terminate and be of no further force and effect as of the date of such revocation and both the Company and I will have and be entitled to exercise all rights that would have existed had the Plan and Release not been in existence. No such revocation will be effective unless it is in writing and signed by me and received by the Company prior to the expiration of the Revocation Period.






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Participant                                     Date














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NYMAGIC, INC.                             DATE